Exhibit 3.1

AMENDMENT TO ARTICLES OF INCORPORATION

1.  Name of Corporation:                                                   Stevia Agritech Corp.

Exhibit 3.1

AMENDMENT TO ARTICLES OF INCORPORATION

1. Name of Corporation:                                                    Rightscorp, Inc.

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

April 12, 2010

Job Number: C20100412-0110
Reference Number: 00002663847-96
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20100230645-93	Articles of Incorporation	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Nita Hibshman
Certificate Number: C20100412-0110
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
	20100230645-93
Ross Miller	Filing Date and Time
Secretary of State	04/09/2010 2:00 PM
State of Nevada	Entity Number
	E0163542010-6

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Kids Only Market inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Nevada Agency and Transfer Company Name [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address City Nevada Zip Code Mailing Address (if different from street address) City Nevada Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 10,000,000 Preferred / 65,000,000 - Common; Par value per share: $ $0.001 / 0.001; Number of shares without par value: Nil
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Paul Pearlman Name 304-1020 14 Ave SW Calgary AB T2R0N9 Street Address City State Zip Code 2) Name Street Address City State Zip Code
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be: Any lawful purpose under the state of Nevada
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Paul Pearlman X [signature] Name Incorporator Signature 304-1020 14 Ave SW Calgary AB T2R0N9 Address City State Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **KIDS ONLY MARKET INC.**, did on April 9, 2010, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 12, 2010.

ROSS MILLER
Secretary of State

Certified By: Nita Hibshman
Certificate Number: C20100412-0110
You may verify this certificate online at **http://www.nvsos.gov/**

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT AND
STATE BUSINESS LICENSE APPLICATION OF:

FILE NUMBER

KIDS ONLY MARKET INC.

E0163542010-6

NAME OF CORPORATION

FOR THE FILING PERIOD OF 4/2010 TO 4/2011

YOU MAY FILE THIS FORM ONLINE AT www.nvsos.gov**

100101

The entity's duly appointed registered agent in the State of Nevada upon whom process can be served is:

NEVADA AGENCY AND TRANSFER COMPANY (Commercial Registered Agent)
50 WEST LIBERTY STREET SUITE 880
RENO, NV 89501 USA

A FORM TO CHANGE REGISTERED AGENT INFORMATION IS FOUND AT: www.nvsos.gov

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number
20100231852-24
Filing Date and Time
04/12/2010 11:24 AM
Entity Number
E0163542010-6

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY - DO NOT HIGHLIGHT

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An **Officer** must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Initial list fee is $125.00. A $75.00 penalty must be added for failure to file this form by the last day of the first month following the incorporation/initial registration with this office.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A **copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the first month following the initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include initial list and business license fees will result in rejection of filing.

INITIAL LIST FILING FEE: $125.00 LATE PENALTY: $75.00 BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00

CHECK ONLY IF APPLICABLE

☐ Pursuant to NRS, this corporation is exempt from the business license fee. Exemption code: ____

☐ Month and year your State Business License expires: __ __ 20__

☐ This corporation is a publicly traded corporation. The Central Index Key number is: ____

☐ This publicly traded corporation is not required to have a Central Index Key number.

Section 7(2) Exemption Codes
001 - Governmental Entity
002 - 501(c) Nonprofit Entity
003 - Home-based Business
004 - Natural Person with 4 or less rental dwelling units
005 - Motion Picture Company
006 - NRS 680B.020 Insurance Co.

NAME	TITLE(S)		
PAUL PEARLMAN	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
304-1020 14 AVE SW	CALGARY	AB	T2R0N9
NAME	TITLE(S)		
PAUL PEARLMAN	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
304-1020 14 AVE	CALGARY	AB	T2R0N9
NAME	TITLE(S)		
PAUL PEARLMAN	TREASURER (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
304-1020-14 AVE	CALGARY	AB	T2R0N9
NAME	TITLE(S)		
PAUL PEARLMAN	DIRECTOR		
ADDRESS	CITY	STATE	ZIP CODE
304-1020 14 AVE	CALGARY	AB	T2R0N9

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of sections 6 to 18 of AB 146 of the 2009 session of the Nevada Legislature and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X PAUL PEARLMAN

Signature of Officer

Title: PRESIDENT

Date: 4/12/2010 11:16:22 AM

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

KIDS ONLY MARKET INC.

Nevada Business Identification # NV20101261090

Expiration Date: April 30, 2011

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

This license shall be considered valid until the expiration date listed above unless suspended or revoked in accordance with Title 7 of Nevada Revised Statutes.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 12, 2010

ROSS MILLER
Secretary of State

This document is not transferable and is not issued in lieu of any locally-required business license, permit or registration.

You may verify this Nevada State Business License online at www.nvsos.gov under the Nevada Business Search.

CORPORATE ACCESS NUMBER: 2115355683

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

REGISTRATION

KIDS ONLY MARKET INC.

WAS REGISTERED AS AN EXTRA-PROVINCIAL CORPORATION IN ALBERTA ON 2010/05/10.

Register Extra-Provincial Profit / Non-Profit Corporation - Registration Statement

Alberta Registration Date: 2010/05/10

Corporate Access Number: 2115355683

Service Request Number:	14705456
Legal Entity Type:	Extra-Provincial Corporation
Extra-Provincial Type:	Foreign Corporation
Legal Entity Name:	KIDS ONLY MARKET INC.
French Equivalent Name:	
Assumed Name:	
Nuans Number:	99417030
Nuans Date:	2010/05/10
French Nuans Number:	
French Nuans Date:	
Assumed Nuans Number:	
Assumed Nuans Date:	
Assumed Name Letter:	

HEAD OFFICE ADDRESS

Street:	50 WEST LIBERTY STREET SUITE 880
City:	RENO
Province:	NEVADA
Postal Code:	89501
Country:	
Internet Mail ID:	

Canadian Home Jurisdiction:	
Foreign Home Jurisdiction:	U.S.A.
Home Jurisdiction CAN:	E0163542010-6
Date Of Formation in Home Jurisdiction:	2010/04/09
Principal Business:	E-TRADE BUSINESS
Valid In Home Jurisdiction:	Y

Future Dating Required:	
Registration Date:	2010/05/10

Attorney

Type:	Primary
Last Name:	PEARLMAN

First Name: PAUL
Middle Name:
Firm Name:
Street: 304-1020 14 AVE SW
City: CALGARY
Province: ALBERTA
Postal Code: T2R 0N9

Director

Officer/Director/Branch/Record Keeper Type: Director
Individual / Legal Entity Type: Individual
Corporate Access Number:
Last Name / Legal Entity Name: PEARLMAN
First Name: PAUL
Middle Name:
Street/Box Number: 304-1020 14 AVE SW
City: CALGARY
Province: ALBERTA
Postal Code: T2R 0N9
Country:

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Foreign Charter	10000707108004176	2010/05/10

Registration Authorized By: PAUL ARNOLD PEARLMAN
PRESIDENT

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20130474205-98
[signature] Ross Miller Secretary of State State of Nevada	Filing Date and Time 07/18/2013 8:07 AM
	Entity Number E0163542010-6

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Rightscorp, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3. Authorized Stock: Number of shares with par value: 260,000,000
The aggregate number of shares that the Corporation will have authority to issue is Two Hundred Sixty Million (260,000,000), of which Two Hundred Fifty Million (250,000,000) shares will be common stock ("Common Stock"), with a par value of $0.001 per share, and Ten Million (10,000,000) shares will be preferred stock, with a par value of $0.001 per share ("Preferred Stock"), such Preferred Stock to have such designations, rights, qualifications, preferences, limitations, and terms of the shares of any series of Preferred Stock as the Board of Directors may determine from time to time.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51.03%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X J Martinez

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.